Exhibit 4(a)

Counterpart __ of 40

ENTERGY ARKANSAS, INC.
TO
DEUTSCHE BANK TRUST COMPANY AMERICAS
(successor to Guaranty Trust Company of New York)
AND
(as to property, real or personal, situated or being in Missouri)
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
(successor to Marvin A. Mueller)
As Trustees under Entergy Arkansas, Inc.’s Mortgage and Deed of Trust,
Dated as of October 1, 1944
___________________________
EIGHTIETH SUPPLEMENTAL INDENTURE
Providing among other things for
First Mortgage Bonds, 4.00% Series due June 1, 2028 (Eighty-seventh Series)
__________________________
Dated as of May 1, 2018

EIGHTIETH SUPPLEMENTAL INDENTURE
INDENTURE, dated as of May 1, 2018, between ENTERGY ARKANSAS, INC., a corporation of the State of Arkansas, whose post office address is 425 West Capitol, Little Rock, Arkansas 72201 (hereinafter sometimes called the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (successor to Guaranty Trust Company of New York), a New York banking corporation, whose post office address is 60 Wall Street, 16th Floor, New York, New York 10005 (hereinafter sometimes called the “Corporate Trustee”), and (as to property, real or personal, situated or being in Missouri) THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (successor to Marvin A. Mueller), whose mailing address is 10161 Centurion Parkway, Jacksonville, Florida 32256 (said The Bank of New York Mellon Trust Company, National Association being hereinafter sometimes called the “Missouri Co-Trustee” and the Corporate Trustee and the Missouri Co-Trustee being hereinafter together sometimes called the “Trustees”) as Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1944 (hereinafter sometimes called the “Mortgage”), which Mortgage was executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this indenture (hereinafter called the “Eightieth Supplemental Indenture”) being supplemental thereto.

WHEREAS, the Mortgage was appropriately filed or recorded in various official records in the States of Arkansas, Louisiana, Missouri, Tennessee and Wyoming; and
WHEREAS, an instrument, dated as of July 7, 1949, was executed by the Company appointing Herbert E. Twyeffort as Co-Trustee in succession to Henry A. Theis (resigned) under the Mortgage, and by Herbert E. Twyeffort accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Louisiana, Missouri, Tennessee and Wyoming; and
WHEREAS, an instrument, dated as of March 1, 1960, was executed by the Company appointing Grainger S. Greene as Co-Trustee in succession to Herbert E. Twyeffort (resigned) under the Mortgage, and by Grainger S. Greene accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Louisiana, Missouri, Tennessee and Wyoming; and
WHEREAS, by the Twenty-first Supplemental Indenture mentioned below, the Company, among other things, appointed John W. Flaherty as Co-Trustee in succession to Grainger S. Greene (resigned) under the Mortgage, and John W. Flaherty accepted said appointment; and
WHEREAS, by the Thirty-third Supplemental Indenture mentioned below, the Company, among other things, appointed Marvin A. Mueller as Missouri Co-Trustee under the Mortgage, and Marvin A. Mueller accepted said appointment; and
WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed The Boatmen’s National Bank of St. Louis as Missouri Co-Trustee in succession to Marvin A. Mueller (resigned) under the Mortgage, and The Boatmen’s National Bank of St. Louis accepted said appointment; and
WHEREAS, an instrument, dated as of September 1, 1994, was executed by the Company appointing Bankers Trust Company as Trustee, and Stanley Burg as Co-Trustee, in succession to Morgan Guaranty Trust Company of New York (resigned) and John W. Flaherty (resigned), respectively, under the Mortgage and Bankers Trust Company and Stanley Burg accepted said appointments, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

WHEREAS, by the Fifty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed Peter D. Van Cleve as Missouri Co-Trustee in succession to The Boatmen’s National Bank of St. Louis (resigned) under the Mortgage, and Peter D. Van Cleve accepted said appointment; and
WHEREAS, by an instrument, dated as of May 31, 2000, the Company appointed BNY Trust Company of Missouri as Missouri Co-Trustee in succession to Peter D. Van Cleve (resigned) under the Mortgage, and BNY Trust Company of Missouri accepted said appointment, and said instrument was appropriately filed or recorded in various official records in the State of Missouri; and
WHEREAS, by an instrument, dated as of April 15, 2002, filed with the Banking Department of the State of New York, Bankers Trust Company, Trustee, effected a corporate name change pursuant to which, effective such date, it is known as Deutsche Bank Trust Company Americas; and

WHEREAS, by an instrument dated November 1, 2004, filed with the Office of the Comptroller of the Currency in Colorado, BNY Trust Company of Missouri merged into BNY Missouri Interim Trust Company, National Association, and by an instrument dated November 1, 2004, filed with the Office of the Comptroller of the Currency in Colorado, BNY Missouri Interim Trust Company, National Association, merged into The Bank of New York Trust Company, National Association; and

WHEREAS, by the Sixty-third Supplemental Indenture mentioned below, the Company, the Corporate Trustee, Stanley Burg as Co-Trustee, and The Bank of New York Trust Company, National Association, as Missouri Co-Trustee, appointed Jeffrey Schroeder to serve as Missouri Co-Trustee under the Mortgage, and Jeffrey Schroeder accepted such appointment; and

WHEREAS, by an instrument effective as of February 28, 2005, Jeffrey Schroeder resigned as a Missouri Co-Trustee; and

WHEREAS, effective July 1, 2008, The Bank of New York Trust Company, National Association changed its name to The Bank of New York Mellon Trust Company, National Association; and
WHEREAS, by the Sixty-ninth Supplemental Indenture mentioned below, effective as of October 1, 2010, Stanley Burg resigned as Co-Trustee; and
WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and
WHEREAS, the Company executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	July 1, 1947
Second Supplemental Indenture	August 1, 1948
Third Supplemental Indenture	October 1, 1949
Fourth Supplemental Indenture	June 1, 1950
Fifth Supplemental Indenture	October 1, 1951
Sixth Supplemental Indenture	September 1, 1952
Seventh Supplemental Indenture	June 1, 1953
Eighth Supplemental Indenture	August 1, 1954

Ninth Supplemental Indenture	April 1, 1955
Tenth Supplemental Indenture	December 1, 1959
Eleventh Supplemental Indenture	May 1, 1961
Twelfth Supplemental Indenture	February 1, 1963
Thirteenth Supplemental Indenture	April 1, 1965
Fourteenth Supplemental Indenture	March 1, 1966
Fifteenth Supplemental Indenture	March 1, 1967
Sixteenth Supplemental Indenture	April 1, 1968
Seventeenth Supplemental Indenture	June 1, 1968
Eighteenth Supplemental Indenture	December 1, 1969
Nineteenth Supplemental Indenture	August 1, 1970
Twentieth Supplemental Indenture	March 1, 1971
Twenty-first Supplemental Indenture	August 1, 1971
Twenty-second Supplemental Indenture	April 1, 1972
Twenty-third Supplemental Indenture	December 1, 1972
Twenty-fourth Supplemental Indenture	June 1, 1973
Twenty-fifth Supplemental Indenture	December 1, 1973
Twenty-sixth Supplemental Indenture	June 1, 1974
Twenty-seventh Supplemental Indenture	November 1, 1974
Twenty-eighth Supplemental Indenture	July 1, 1975
Twenty-ninth Supplemental Indenture	December 1, 1977
Thirtieth Supplemental Indenture	July 1, 1978
Thirty-first Supplemental Indenture	February 1, 1979
Thirty-second Supplemental Indenture	December 1, 1980
Thirty-third Supplemental Indenture	January 1, 1981
Thirty-fourth Supplemental Indenture	August 1, 1981
Thirty-fifth Supplemental Indenture	February 1, 1982
Thirty-sixth Supplemental Indenture	December 1, 1982
Thirty-seventh Supplemental Indenture	February 1, 1983
Thirty-eighth Supplemental Indenture	December 1, 1984
Thirty-ninth Supplemental Indenture	December 1, 1985
Fortieth Supplemental Indenture	July 1, 1986
Forty-first Supplemental Indenture	July 1, 1989
Forty-second Supplemental Indenture	February 1, 1990
Forty-third Supplemental Indenture	October 1, 1990
Forty-fourth Supplemental Indenture	November 1, 1990
Forty-fifth Supplemental Indenture	January 1, 1991
Forty-sixth Supplemental Indenture	August 1, 1992
Forty-seventh Supplemental Indenture	November 1, 1992
Forty-eighth Supplemental Indenture	June 15, 1993
Forty-ninth Supplemental Indenture	August 1, 1993
Fiftieth Supplemental Indenture	October 1, 1993
Fifty-first Supplemental Indenture	October 1, 1993
Fifty-second Supplemental Indenture	June 15, 1994
Fifty-third Supplemental Indenture	March 1, 1996
Fifty-fourth Supplemental Indenture	March 1, 1997
Fifty-fifth Supplemental Indenture	March 1, 2000
Fifty-sixth Supplemental Indenture	July 1, 2001
Fifty-seventh Supplemental Indenture	March 1, 2002
Fifty-eighth Supplemental Indenture	November 1, 2002

Fifty-ninth Supplemental Indenture	May 1, 2003
Sixtieth Supplemental Indenture	June 1, 2003
Sixty-first Supplemental Indenture	June 15, 2003
Sixty-second Supplemental Indenture	October 1, 2004
Sixty-third Supplemental Indenture	January 1, 2005
Sixty-fourth Supplemental Indenture	March 1, 2005
Sixty-fifth Supplemental Indenture	May 1, 2005
Sixty-sixth Supplemental Indenture	June 1, 2006
Sixty-seventh Supplemental Indenture	July 1, 2008
Sixty-eighth Supplemental Indenture	November 1, 2008
Sixty-ninth Supplemental Indenture	October 1, 2010
Seventieth Supplemental Indenture	November 1, 2010
Seventy-first Supplemental Indenture	December 1, 2012
Seventy-second Supplemental Indenture	January 1, 2013
Seventy-third Supplemental Indenture	May 1, 2013
Seventy-fourth Supplemental Indenture	June 1, 2013
Seventy-fifth Supplemental Indenture	July 15, 2013
Seventy-sixth Supplemental Indenture Seventy-seventh Supplemental Indenture Seventy-eighth Supplemental Indenture	March 1, 2014 December 1, 2014 January 1, 2016
Seventy-ninth Supplemental Indenture	August 1, 2016

which supplemental indentures were appropriately filed or recorded in various official records in the States of Arkansas, Louisiana, Missouri, Tennessee and Wyoming, as applicable; and
WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and
WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3 1/8% Series due 1974	$30,000,000	None
2 7/8% Series due 1977	11,000,000	None
3 1/8% Series due 1978	7,500,000	None
2 7/8% Series due 1979	8,700,000	None
2 7/8% Series due 1980	6,000,000	None
3 5/8% Series due 1981	8,000,000	None
3 1/2% Series due 1982	15,000,000	None
4 1/4% Series due 1983	18,000,000	None
3 1/4% Series due 1984	7,500,000	None
3 3/8% Series due 1985	18,000,000	None
5 5/8% Series due 1989	15,000,000	None
4 7/8% Series due 1991	12,000,000	None
4 3/8% Series due 1993	15,000,000	None
4 5/8% Series due 1995	25,000,000	None
5 3/4% Series due 1996	25,000,000	None
5 7/8% Series due 1997	30,000,000	None

7 3/8% Series due 1998	15,000,000	None
9 1/4% Series due 1999	25,000,000	None
9 5/8% Series due 2000	25,000,000	None
7 5/8% Series due 2001	30,000,000	None
8 % Series due August 1, 2001	30,000,000	None
7 3/4% Series due 2002	35,000,000	None
7 1/2% Series due December 1, 2002	15,000,000	None
8 % Series due 2003	40,000,000	None
8 1/8% Series due December 1, 2003	40,000,000	None
10 1/2% Series due 2004	40,000,000	None
9 1/4% Series due November 1, 1981	60,000,000	None
10 1/8% Series due July 1, 2005	40,000,000	None
9 1/8% Series due December 1, 2007	75,000,000	None
9 7/8% Series due July 1, 2008	75,000,000	None
10 1/4% Series due February 1, 2009	60,000,000	None
16 1/8% Series due December 1, 1986	70,000,000	None
4 1/2% Series due September 1, 1983	1,202,000	None
5 1/2% Series due January 1, 1988	598,310	None
5 5/8% Series due May 1, 1990	1,400,000	None
6 1/4% Series due December 1, 1996	3,560,000	None
9 3/4% Series due September 1, 2000	4,600,000	None
8 3/4% Series due March 1, 1998	9,800,000	None
17 3/8% Series due August 1, 1988	75,000,000	None
16 1/2% Series due February 1, 1991	80,000,000	None
13 3/8% Series due December 1, 2012	75,000,000	None
13 1/4% Series due February 1, 2013	25,000,000	None
14 1/8% Series due December 1, 2014	100,000,000	None
Pollution Control Series A	128,800,000	None
10 1/4% Series due July 1, 2016	50,000,000	None
9 3/4% Series due July 1, 2019	75,000,000	None
10% Series due February 1, 2020	150,000,000	None
10 3/8% Series due October 1, 2020	175,000,000	None
Solid Waste Disposal Series A	21,066,667	None
Solid Waste Disposal Series B	28,440,000	None
7 1/2% Series due August 1, 2007	100,000,000	None
7.90% Series due November 1, 2002	25,000,000	None
8.70% Series due November 1, 2022	25,000,000	None
Pollution Control Series B	46,875,000	None
6.65% Series due August 1, 2005	115,000,000	None
6 % Series due October 1, 2003	155,000,000	None
7 % Series due October 1, 2023	175,000,000	None
Pollution Control Series C	20,319,000	None
Pollution Control Series D	9,586,400	None
8 3/4% Series due March 1, 2026	85,000,000	None
7% Series due March 1, 2002	85,000,000	None
7.72 % Series due March 1, 2003	100,000,000	None
6 1/8 % Series due July 1, 2005	100,000,000	None
6.70% Series due April 1, 2032	100,000,000	None
6.00% Series due November 1, 2032	100,000,000	None
5.40% Series due May 1, 2018	150,000,000	None

5.90% Series due June 1, 2033	100,000,000	None
5% Series due July 1, 2018	115,000,000	None
6.38% Series due November 1, 2034	60,000,000	None
5.66% Series due February 1, 2025	175,000,000	None
5% Pollution Control Series E	45,000,000	None
4.5% Series due June 1, 2010	100,000,000	None
Pollution Control Series F	56,378,000	None
5.40% Series due August 1, 2013	300,000,000	None
5.75% Series due November 1, 2040	225,000,000	None
3.75% Series due February 15, 2021	350,000,000	350,000,000
4.90% Series due December 1, 2052	200,000,000	200,000,000
Pollution Control Series G	55,266,000	None
Pollution Control Series H	45,713,000	45,713,000
3.05% Series due June 1, 2023	250,000,000	250,000,000
4.75% Series due June 1, 2063	125,000,000	125,000,000
2013 Credit Agreement Collateral Series due January 26, 2015	255,000,000	None
3.70% Series due June 1, 2024 4.95% Series due December 15, 2044 3.5% Series due April 1, 2026	375,000,000 250,000,000 600,000,000	375,000,000 250,000,000 600,000,000
4.875% Series due September 1, 2066	410,000,000	410,000,000

which bonds are also hereinafter sometimes called bonds of the First through Eighty-sixth Series, respectively; and
WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and
WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and
WHEREAS, the Company now desires to create a new series of bonds, hereinafter referred to as bonds of the Eighty-seventh Series, unless the context otherwise requires, and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and
WHEREAS, the execution and delivery by the Company of this Eightieth Supplemental Indenture, and the terms of the bonds of the Eighty-seventh Series, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modifications made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York Mellon Trust Company, National Association (as to property, real or personal, situated or being in Missouri) and (to the extent of its legal capacity to hold the same for the purposes hereof) to Deutsche Bank Trust Company Americas, as Trustees under the Mortgage, and to their successor or successors in said trust, and to them and their successors and assigns forever, all property, real, personal or mixed, of any kind or nature acquired by the Company after the date of the execution and delivery of the Mortgage (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Eightieth Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all street and interurban railway and transportation lines and systems, terminal systems and facilities; all bridges, culverts, tracks, railways, sidings, spurs, wyes, roadbeds, trestles and viaducts; all overground and underground trolleys and feeder wires; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof, all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.
TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage and as fully embraced within the lien hereof and the lien of the Mortgage, as heretofore supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby.
PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Eightieth Supplemental Indenture and from the lien and operation of the Mortgage, as heretofore supplemented, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles or other vehicles or aircraft, and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles and other vehicles and all aircraft; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or covenanted so to be; the Company’s contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company’s franchise to be a corporation; (7) the properties heretofore sold or in the process of being sold by the Company and heretofore released from the Mortgage and Deed of Trust dated as of October 1, 1926 from Arkansas Power & Light Company to Guaranty Trust Company of New York, trustee, and specifically described in a release instrument executed by Guaranty Trust Company of New York, as trustee, dated October 13, 1938, which release has heretofore been delivered by the said trustee to the Company and recorded by the Company in the office of the Recorder for Garland County, Arkansas, in Record Book 227, Page 1, all of said properties being located in Garland County, Arkansas; and (8) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage, as heretofore supplemented, and this Eightieth Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that any or all of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged

Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto The Bank of New York Mellon Trust Company, National Association (as to property, real or personal, situated or being in Missouri), and (to the extent of its legal capacity to hold the same for the purposes hereof) unto Deutsche Bank Trust Company Americas, as Trustees, and their successors and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Eightieth Supplemental Indenture being supplemental to the Mortgage.
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors in the trust in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees, by the Mortgage as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage, as follows:
ARTICLE I

EIGHTY-SEVENTH SERIES OF BONDS
SECTION 1.    There shall be a series of bonds designated “4.00% Series due June 1, 2028” (herein sometimes called the “Eighty-seventh Series”), each of which shall also bear the descriptive title “First Mortgage Bond”, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Eighty-seventh Series (which shall be initially issued in the aggregate principal amount of $250,000,000 shall mature on June 1, 2028, shall be issued as fully registered bonds in the denomination of One thousand Dollars and, at the option of the Company, in any multiple or multiples of One thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof), shall bear interest at the rate of 4.00% per annum, the first interest payment to be made on December 1, 2018, for the period from May 11, 2018, to December 1, 2018, with subsequent interest payments payable semi-annually in arrears on June 1 and December 1 of each year (each an “Interest Payment Date”), shall be dated as in Section 10 of the Mortgage provided, and the principal of and interest on each said bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Interest on the bonds of the Eighty-seventh Series will be computed on the basis of a 360-day year of twelve 30-day months. In any case where any Interest Payment Date, redemption date or maturity of any bond of the Eighty-seventh Series shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding Interest Payment Date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, redemption date or maturity, as the case may be, to such Business Day. “Business Day” means any day, other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Corporate Trustee is closed for business.
So long as all of the bonds of the Eighty-seventh Series are held by The Depository Trust Company or its nominee, or a successor thereof, the record date for the payment of interest on the bonds of the Eighty-seventh Series shall be the Business Day immediately preceding the corresponding Interest Payment Date; provided, however, that the record date for the payment of interest which is paid after such Interest Payment Date, shall be the Business Day immediately preceding the date on which such interest is paid. Interest on the bonds of the Eighty-seventh Series shall be paid to the Person in whose name such bonds of the Eighty-seventh Series are registered at the close of business on the record date for the corresponding Interest Payment Date.
(I) Form of Bonds of the Eighty-seventh Series.
The Bonds of the Eighty-seventh Series, and the Corporate Trustee’s authentication certificate to be executed on the Bonds of the Eighty-seventh Series, shall be in substantially the following forms, respectively:

[FORM OF FACE OF BOND OF THE Eighty-seventh SERIES]
[depository legend]
Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
(TEMPORARY REGISTERED BOND)
No. TR -
$    CUSIP 29364D AV2
ENTERGY ARKANSAS, INC.
FIRST MORTGAGE BOND, 4.00% SERIES
DUE JUNE 1, 2028

ENTERGY ARKANSAS, INC., a corporation of the State of Arkansas (hereinafter called the Company), for value received, hereby promises to pay to or registered assigns, on June 1, 2028 at the office or agency of the Company in the Borough of Manhattan, The City of New York,

in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from May 11, 2018, if the date of this bond is prior to December 1, 2018, or if the date of this bond is on or after December 1, 2018, from the June 1 or the December 1 next preceding the date of this bond to which interest has been paid on bonds of this series (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of 4.00% per annum in like coin or currency at said office or agency on June 1 and December 1 of each year, commencing December 1, 2018, until the principal of this bond shall have become due and payable, and to pay interest on any overdue principal and (to the extent that payment of such interest is enforceable under the applicable law) on any overdue installment of interest at the rate of 6% per annum. So long as this bond is held by The Depository Trust Company or its nominee, or a successor thereof, the record date for the payment of interest hereon shall be the Business Day (as defined in the Eightieth Supplemental Indenture referred to below) immediately preceding the date on which interest is due; provided, however, that the record date for the payment of interest which is paid after the date on which such interest is due, shall be the Business Day immediately preceding the date on which such interest is paid. Interest hereon shall be paid to the Person in whose name this bond is registered at the close of business on the record date for the payment of such interest. If any interest payment date for this bond falls on a day that is not a Business Day, the payment of interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such interest payment date. If the maturity date or any redemption date of this bond falls on a day that is not a Business Day, the payment of principal and interest (to the extent payable with respect to the principal being redeemed if on a redemption date) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or such redemption date.

This bond is a temporary bond and is one of an issue of bonds of the Company issuable in series known as its First Mortgage Bonds, 4.00% Series due June 1, 2028 all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Eightieth Supplemental Indenture dated as of May 1, 2018, called the Mortgage), dated as of October 1, 1944, executed by the Company to Guaranty Trust Company of New York (Deutsche Bank Trust Company Americas, successor) and, as to property, real or personal, situated or being in Missouri, Marvin A. Mueller (The Bank of New York Mellon Trust Company, National Association, successor), as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then outstanding as are specified in the Mortgage.
The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.
In the manner prescribed in the Mortgage, this bond is transferable by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer duly executed by the registered owner or by his duly authorized attorney, and thereupon a new fully registered temporary or definitive bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.
In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.
In the manner prescribed in the Mortgage, this temporary bond is exchangeable at the office or agency of the Company in the Borough of Manhattan, The City of New York, without charge, for a definitive bond or bonds of the same series of a like aggregate principal amount when such definitive bonds are prepared and ready for delivery.
As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of ten days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.
The bonds of this series are subject to redemption as provided in the Eightieth Supplemental Indenture.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
Each initial and future holder of this bond, by its acquisition of an interest in this bond, irrevocably (a) consents to the amendments set forth in Article II of the Seventy-eighth Supplemental Indenture and in Article II of the Eightieth Supplemental Indenture without any other or further action by any holder of such bonds, and (b) designates the Corporate Trustee, and its successors, as its proxy with irrevocable instructions to vote and to deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.
This bond shall be construed in accordance with and governed by the laws of the State of New York.
This bond shall not become obligatory until Deutsche Bank Trust Company Americas, the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

IN WITNESS WHEREOF, ENTERGY ARKANSAS, INC. has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his/her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries, by his/her signature or a facsimile thereof, on .
ENTERGY ARKANSAS, INC.
By_____________________________

Attest:
___________________________

CORPORATE TRUSTEE’S AUTHENTICATION CERTIFICATE
This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Corporate Trustee
By ___________________________
Authorized Officer
Dated:

(II)    The bonds of the Eighty-seventh Series shall be redeemable at the option of the Company, in whole or in part, upon notice, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption, at any time prior to March 1, 2028, at a redemption price equal to the greater of (i) 100% of the principal amount of the bonds of the Eighty-seventh Series being redeemed and (ii) as determined by the Independent Investment Banker, the sum of (x) the present value of the payment on March 1, 2028 of the principal amount of the bonds of the Eighty-seventh Series being redeemed plus (y) the sum of the present values of the remaining scheduled payments of interest on the bonds of the Eighty-seventh Series being redeemed to March 1, 2028 (excluding the portion of any such interest accrued to the redemption date), discounted (for purposes of determining such present values) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 0.20% plus accrued and unpaid interest thereon to, but not including, the redemption date.
As used herein, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:
The term “Adjusted Treasury Rate” shall mean, with respect to any redemption date:
(1)    the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the bonds of the Eighty-seventh Series being redeemed (assuming, for this purpose, that such bonds of the Eighty-seventh Series mature on March 1, 2028), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or
(2)    if such release (or any successor release) is not published during the week preceding the calculation date for the Adjusted Treasury Rate or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.
The term “Comparable Treasury Issue” shall mean the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of the Eighty-seventh Series being redeemed (assuming, for this purpose, that such bonds of the Eighty-seventh Series mature on March 1, 2028) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of the Eighty-seventh Series being redeemed (assuming, for this purpose, that such bonds of the Eighty-seventh Series mature on March 1, 2028).
The term “Comparable Treasury Price” shall mean, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

The term “Independent Investment Banker” shall mean one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time, or, if any of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
The term “Reference Treasury Dealer” shall mean any of (i) Barclays Capital Inc. and a Primary Treasury Dealer (as defined below) selected by each of BNY Mellon Capital Markets, LLC, KeyBanc Capital Markets Inc., SMBC Nikko Securities America, Inc. and Stephens Inc., or, in each case, an affiliate thereof, and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.
The term “Reference Treasury Dealer Quotations” shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. on the third Business Day preceding such redemption date.
The bonds of the Eighty-seventh Series shall also be redeemable at the option of the Company, in whole or in part, on not less than 30 days’ nor more than 60 days’ notice prior to the date fixed for redemption, at any time on or after March 1, 2028, at a redemption price equal to the principal amount of the bonds of the Eighty-seventh Series being redeemed plus accrued and unpaid interest thereon to, but not including, such redemption date.
If, at the time notice of redemption is given, the redemption monies are not held by the Corporate Trustee, the redemption may be made subject to the receipt of such monies before the date fixed for redemption, and such notice shall be of no effect unless such monies are so received.
(III)    At the option of the registered owner, any bonds of the Eighty-seventh Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.
Bonds of the Eighty-seventh Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.
Upon any exchange or transfer of bonds of the Eighty-seventh Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.
Upon the delivery of this Eightieth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage, as heretofore supplemented, there shall be an initial issue of bonds of the Eighty-seventh Series for the aggregate principal amount of $250,000,000. Additional bonds of the Eighty-seventh Series, without limitation as to amount, having substantially the same terms as the Outstanding bonds of the Eighty-seventh Series (except for the issue date, price to public and, if applicable, the initial interest payment date) may be issued by the Company without the notice to or the consent of the existing holders of the bonds of the Eighty-seventh Series.

ARTICLE II

THE COMPANY RESERVES THE RIGHT
TO AMEND CERTAIN PROVISIONS OF THE MORTGAGE
SECTION 1.Change Covenant Regarding SEC Filings and Annual Compliance Certificate. The Company reserves the right, without any consent, vote or other action by holders of bonds of the Eighty-seventh Series, or of any subsequent series, to amend the Mortgage, as heretofore amended and supplemented, to restate Section 44 thereof to read substantially as follows:

Section 44. The Company covenants and agrees
(1) to file with the Corporate Trustee (within 30 days after filing with the Securities and Exchange Commission in the case of reports which pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Corporate Trustee) and to transmit to the holders of the bonds then Outstanding hereunder, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act; and
(2) to file with the Corporate Trustee, on or before October 1 of each year beginning with the October 1 immediately following the effective date of this amendment, a certificate, which need not comply with the requirements of Section 121 hereof, executed by the principal executive officer, the principal financial officer, or the principal accounting officer of the Company, as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture, and making any other statements as may be required by the provisions of Section 314(a)(4) of the Trust Indenture Act.
Delivery of such reports, information and documents to the Corporate Trustee is for informational purposes only, and the Corporate Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Corporate Trustee is entitled to rely exclusively on Officers’ Certificates).
SECTION 2.Trustee Replacement and Publication Requirements. The Company reserves the right, without any consent, vote or other action by holders of bonds of the Eighty-seventh Series, or of any subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:
(A) to amend Sections 99, 101 and 102 thereof to remove all requirements for the publishing of notices of the resignation, removal, or appointment of any Trustee and to delete all references to the publication of such notices in the Mortgage, as heretofore amended and supplemented, including deletion of the words “the first publication of notice of” in the last sentence of the first paragraph of Section 102 thereof; and

(B) to amend Section 101 thereof to add a new paragraph at the end of such section reading substantially as follows:
So long as no event which is, or after notice or lapse of time, or both, would become, a Default shall have occurred and be continuing, and except with respect to a Trustee appointed by the bondholders as provided in Section 102 hereof, if the Company shall have delivered to the Trustees (i) resolutions of the Board of Directors appointing a successor Trustee to any Trustee (herein sometimes referred to as the “Predecessor Trustee”), effective as of a date specified therein (which shall be at least 30 days after the date of the delivery of such resolutions to the Trustees), and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 104 hereof, the Predecessor Trustee shall be deemed to have resigned as contemplated in Section 101 hereof, the successor Trustee shall be deemed to have been appointed by the Company pursuant to Section 102 hereof and such appointment shall be deemed to have been accepted as contemplated in Section 104 hereof, all as of such date, and all other provisions of Sections 101, 102, and 104 hereof, as the same may be amended or supplemented from time to time, shall be applicable to such resignation, appointment, and acceptance except to the extent inconsistent with this paragraph.
SECTION 3.Transfer of Less than Substantially All. The Company reserves the right, without any consent, vote or other action by holders of bonds of the Eighty-seventh Series, or of any subsequent series, to amend the Mortgage, as heretofore amended and supplemented, to add a new paragraph at the end of Section 85 thereof reading substantially as follows:

A conveyance, transfer, or lease by the Company of any part of the Mortgaged and Pledged Property shall not be deemed to constitute the conveyance, transfer or lease of all or substantially all of the Mortgaged and Pledged Property for purposes of this Indenture if the fair value of the Mortgaged and Pledged Property retained by the Company exceeds 167% of the aggregate principal amount of all Outstanding bonds issued under this Indenture and any other outstanding debt of the Company secured by a purchase money lien that ranks equally with, or senior to, such bonds with respect to such Mortgaged and Pledged Property. Such fair value shall be established by the delivery to the Corporate Trustee of an Independent Engineer’s Certificate stating the Independent Engineer’s opinion of such fair value as of a date not more than 90 days before or after such conveyance, transfer or lease. Article XVI of this Indenture is not intended to limit the Company’s conveyances, transfers or leases of less than substantially all of the Mortgaged and Pledged Property. This paragraph is not intended to create an inference that any conveyance, transfer or lease of any part of the Mortgaged and Pledged Property shall necessarily be deemed to constitute a conveyance, transfer, or lease of all or substantially all of the Mortgaged and Pledged Property for purposes of this Indenture where the fair value of the Mortgaged and Pledged Property retained by the Company is less than 167% of the aggregate principal amount of all Outstanding bonds and any other outstanding debt of the Company secured by a purchase money lien that ranks equally with, or senior to, such bonds with respect to such Mortgaged and Pledged Property.
SECTION 4.Merger into Company; Extent of Lien of the Indenture. The Company reserves the right, without any consent, vote or other action by holders of bonds of the Eighty-seventh Series, or of any subsequent series, to amend the Mortgage, as heretofore amended and supplemented, to add the following new paragraph to the end of Section 87 thereof reading substantially as follows:

In the case of a consolidation or merger after the consummation of which the Company would be the surviving or resulting entity, unless an indenture supplemental hereto shall otherwise provide, this Indenture shall not become or be, or be required to become or be, a lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions, or additions to such properties or any renewals, replacements, or substitutions of or for any part or parts thereof.
SECTION 5.Limitation on Bondholder Suits. The Company reserves the right, without any consent, vote or other action by holders of bonds of the Eighty-seventh Series, or of any other subsequent series, to amend Section 80 of the Mortgage, as heretofore amended and supplemented, to change the word “hereunder” wherever it appears in the first paragraph of Section 80 of the Mortgage to “under or with respect to this Indenture or the bonds.

ARTICLE III

CONSENT to AMENDMENTS OF THE MORTGAGE
SECTION 1.    Each initial and future holder of bonds of the Eighty-seventh Series, by its acquisition of an interest in such Bonds, irrevocably (a) consents to the amendments set forth in Sections 1, 2, 3, 4 and 5 of Article II of the Seventy-eighth Supplemental Indenture and in Sections 1, 2, 3, 4 and 5 of Article II of this Eightieth Supplemental Indenture without any other or further action by any holder of such bonds, and (b) designates the Corporate Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.

ARTICLE IV

MISCELLANEOUS PROVISIONS
SECTION 1.    The holders of the bonds of the Eighty-seventh Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the Eighty-seventh Series entitled to consent to any amendment or supplement to the Mortgage or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

SECTION 2.    The term “Trust Indenture Act” means, as of any time, the Trust Indenture Act of 1939, as amended, as in effect at such time.

SECTION 3.    Subject to the amendments provided for in this Eightieth Supplemental Indenture, the terms defined in the Mortgage and the First through Eightieth Supplemental Indentures shall, for all purposes of this Eightieth Supplemental Indenture, have the meanings specified in the Mortgage and the First through Eightieth Supplemental Indentures.

SECTION 4.    The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage and in the First through Eightieth Supplemental Indentures set forth and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eightieth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Eightieth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Eightieth Supplemental Indenture.
SECTION 5.    Whenever in this Eightieth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Eightieth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or any of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 6.    Nothing in this Eightieth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Eightieth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises or agreements in this Eightieth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

SECTION 7.    This Eightieth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 8.    This Eightieth Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, ENTERGY ARKANSAS, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and DEUTSCHE BANK TRUST COMPANY AMERICAS has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by, one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested by one of its Associates for and in its behalf, and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Senior Associates or one of its Associates, and its corporate seal to be attested by one of its Vice Presidents or one of its Senior Associates or one of its Associates for and in its behalf, as of the day and year first above written.
ENTERGY ARKANSAS, INC.
By: /s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer
Attest:

/s/ Dawn A. Balash
Dawn A. Balash
Assistant Secretary

Executed, sealed and delivered by
ENTERGY ARKANSAS, INC.
in the presence of:

/s/ Mary Beth Rose
Mary Beth Rose

/s/ Kyle Michael Joseph
Kyle Michael Joseph

DEUTSCHE BANK TRUST COMPANY AMERICAS,
As Corporate Trustee

By: /s/ Carol Ng
Carol Ng
Vice President

By: /s/ Nigel Luke
Nigel Luke
Vice President

Attest:

/s/ Julia Engel
Julia Engel
Vice President

Executed, sealed and delivered by
DEUTSCHE BANK TRUST COMPANY AMERICAS
in the presence of:

/s/ Hafsa Zahiri
Hafsa Zahiri

/s/ James Briggs
James Briggs

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
As Co-Trustee as to property, real or personal, situated or being in Missouri
By: /s/ Lawrence M. Kusch
Lawrence M. Kusch
Vice President
Attest:

/s/ R. Tarnas
R. Tarnas
Vice President

Executed, sealed and delivered by
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
in the presence of:

/s/ Robert W. Hardy
Robert W. Hardy
/s/ Emily Gigerich
Emily Gigerich

STATE OF LOUISIANA    )
) SS.:
PARISH OF ORLEANS    )
On this 9th day of May, 2018, before me, Jennifer Favalora, a Notary Public duly commissioned, qualified and acting within and for said Parish and State, appeared in person the within named Steven C. McNeal and Dawn A. Balash, to me personally well known, who stated that they were a Vice President and Treasurer and an Assistant Secretary, respectively, of ENTERGY ARKANSAS, INC., a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.
On this 9th day of May, 2018, before me personally came Steven C. McNeal, to me known, who, being by me duly sworn, did depose and say that he is a Vice President and Treasurer of ENTERGY ARKANSAS, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.
On this 9th day of May, 2018, before me appeared and Dawn A. Balash, to me personally known, who, being by me duly sworn, did say that she is an Assistant Secretary of ENTERGY ARKANSAS, INC., and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and she acknowledged said instrument to be the free act and deed of said corporation.
IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said Parish and State the day and year last above written.

/s/ Jennifer Favalora
Jennifer Favalora
Notary Public No. 57639
Parish of Orleans, State of Louisiana
My Commission is Issued For Life

STATE OF NEW YORK    )
) SS.:
COUNTY OF NEW YORK    )
On this 3rd day of May, 2018, before me, Peter F. Bono, a Notary Public duly commissioned, qualified and acting within and for said County and State, appeared Carol Ng, Nigel Luke, and Julia Engel, to me personally well known, who stated that they were each a Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation; and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.
On this 3rd day of May, 2018, before me personally came Carol Ng and Nigel Luke, to me known, who, being by me duly sworn, did depose and say that they are each a Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that they signed their names thereto by like authority.
On this 3rd day of May, 2018, before me appeared Julia Engel, to me personally known, who, being by me duly sworn, did say that she is a Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and she acknowledged said instrument to be the free act and deed of said corporation.
IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said County and State the day and year last above written.

/s/ Peter F. Bono
Peter F. Bono
Notary Public, State of New York
Registration No. 01B06372994
Commission Expires 04-02-2022

STATE OF ILLINOIS    )
) SS.:
COUNTY OF COOK    )
On this 2nd day of May, 2018, before me, Colleen Sketch, a Notary Public duly commissioned, qualified and acting within and for said state, appeared Lawrence M. Kusch and R. Tarnas, personally known to me, or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument, who stated that they were a Vice President and Vice President, respectively, of THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Co-Trustee as to property, real or personal, situated or being in Missouri (the “Missouri Co-Trustee”), and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and on behalf of said Missouri Co-Trustee; and further stated that they had so signed, executed and delivered the same for the consideration, uses and purposes therein mentioned and set forth.
On this 2nd day of May, 2018, before me personally appeared Lawrence M. Kusch, personally known to me, or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and, who, being by me duly sworn, did depose and say that he is a Vice President of THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, one of the entities described in and which executed the above instrument; that he knows the seal of said National Association; that the seal affixed to said instrument is such seal; that it was so affixed by authority of its Board of Directors, and that he signed his name thereto by like authority.
On this 2nd day of May, 2018, before me appeared R. Tarnas, personally known to me, or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and, who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, and that the seal affixed to the foregoing instrument is the seal of the Missouri Co-Trustee, and that said instrument was signed and sealed on behalf of said National Association by authority of its Board of Directors, and he/she acknowledged said instrument to be the free act and deed of said entity.
IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said City and State the day and year last above written.
/s/ Colleen Sketch
Colleen Sketch
Notary Public, State of Illinois
My Commission Expires May 20, 2021